Exhibit 99.1

NGM Bio Provides Business Highlights and Reports Second Quarter 2022 Financial Results
•Initiated Phase 1/1b clinical trial of NGM438, a LAIR1 antagonist antibody product candidate, as a monotherapy and in combination with KEYTRUDA® (pembrolizumab) for the treatment of patients with advanced solid tumors
•Initiated the Phase1b portion of the Phase 1/2 trial of NGM707, a dual ILT2/ILT4 antagonist antibody product candidate, in combination with KEYTRUDA for the treatment of patients with advanced solid tumors
•Announced that Siobhan Nolan Mangini, who has served as Chief Financial Officer (CFO) since July 2020, was appointed to the additional role of President of NGM Bio
South San Francisco, CA, August 4, 2022 – NGM Biopharmaceuticals, Inc. (NGM Bio) (Nasdaq: NGM), a clinical-stage biotechnology company focused on discovering and developing transformative therapeutics for patients, today provided business highlights and reported financial results for the quarterly period ended June 30, 2022.
“With the dosing of our first patient in the NGM438 Phase 1 clinical trial in the second quarter, we now have all three of our myeloid checkpoint inhibition programs in the clinic and a total of seven clinical-stage programs in our pipeline,” said David J. Woodhouse, Ph.D., Chief Executive Officer at NGM Bio. “This progress has set the foundation for us to deliver important clinical trial results over the next 18 months. In particular, we look forward to the topline Phase 2 data from the CATALINA trial for NGM621, a monoclonal antibody product candidate engineered to potently inhibit complement C3 for patients with geographic atrophy, and an initial interim monotherapy data readout from the Phase 1a trial of NGM707, both expected in the fourth quarter of this year.”
Key Second Quarter and Recent Highlights
Oncology
•Initiated the Phase 1/1b clinical trial of NGM438 as a monotherapy and in combination with KEYTRUDA for the treatment of patients with advanced solid tumors.
•Initiated the Phase 1b portion of the Phase 1/2 trial of NGM707 in combination with KEYTRUDA for the treatment of patients with advanced solid tumors.
•Presented preclinical research for NGM707, NGM438 and NGM831, an ILT3 antagonist antibody product candidate, at the American Association for Cancer Research (AACR) 2022 Annual Meeting.
Retinal Disease
•Remained on track for topline data readout of the Phase 2 CATALINA trial of NGM621 in patients with geographic atrophy in the fourth quarter of 2022, to be followed by a planned presentation of results at a medical conference in the same quarter.
Corporate Highlights
•Announced that Siobhan Nolan Mangini, who has served as Chief Financial Officer since July 2020, was appointed to the additional role of President of NGM Bio. David J. Woodhouse, Ph.D. continues to serve as NGM Bio’s Chief Executive Officer. William J. Rieflin, who served as Executive Chairman of NGM Bio’s Board of Directors since September 2018, transitioned to Chairman of the Board effective July 1, 2022.
•Hosted the final two sessions of a four-part virtual R&D overview titled the “Explorer Series,” which showcased NGM Bio’s lead myeloid checkpoint program, NGM707, and NGM621, respectively. Replays of each webcast will be available under the Investors and Media section of NGM Bio’s website at https://ir.ngmbio.com/events-presentations for one year following the date of the respective webcast.

Second Quarter 2022 Financial Results
•NGM Bio reported a net loss of $46.5 million for the quarter ended June 30, 2022, compared to a net loss of $36.7 million for the same period in 2021.
•Related party revenue from our collaboration with Merck Sharp & Dohme LLC, or Merck, was $8.3 million for the quarter ended June 30, 2022, compared to $16.8 million for the same period in 2021. In 2021, we entered into an amended and restated research collaboration, product development and license agreement with Merck, or the Amended Collaboration Agreement. Under the Amended Collaboration Agreement, commencing April 1, 2022, our related party revenue from Merck has decreased substantially and is expected to continue to remain at a significantly lower level through March 31, 2024.
•R&D expenses were $45.4 million for the quarter ended June 30, 2022, compared to $43.6 million for the same period in 2021. R&D expenses increased $1.9 million in the quarter as compared to the same period in 2021, primarily due to our ongoing clinical trials of NGM707, NGM831, NGM120 and NGM438, and personnel-related expenses partially offset by decreased expenses for our manufacturing activities and our clinical trials of aldafermin.
•General and administrative expenses were $9.9 million for the quarter ended June 30, 2022, compared to $9.8 million for the same period in 2021.
•Cash, cash equivalents and short-term marketable securities were $297.8 million as of June 30, 2022, compared to $366.3 million as of December 31, 2021.

About NGM Biopharmaceuticals, Inc.
NGM Bio is focused on discovering and developing novel, life-changing medicines for people whose health and lives have been disrupted by disease. The company’s biology-centric drug discovery approach aims to seamlessly integrate interrogation of complex disease-associated biology and protein engineering expertise to unlock proprietary insights to generate promising product candidates and enable their rapid advancement into proof-of-concept studies. As explorers on the frontier of life-changing science, NGM Bio aspires to operate one of the most productive research and development engines in the biopharmaceutical industry. All therapeutic candidates in the NGM Bio pipeline have been generated by its in-house discovery engine, always led by biology and motivated by unmet patient need. Today, the company has seven programs in clinical development, including four in Phase 2 or 2b studies, across three therapeutic areas: cancer, retinal diseases and liver and metabolic diseases. Visit us at www.ngmbio.com for more information.
KEYTRUDA® is a registered trademark of Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc., Rahway, NJ, USA.
Abbreviations (in Alphabetical Order)
ILT2=Immunoglobin-Like Transcript 2; ILT3=Immunoglobin-Like Transcript 3; ILT4=Immunoglobin-Like Transcript 4; LAIR1=Leukocyte-Associated Immunoglobulin-Like Receptor 1
Forward-Looking Statements
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “may,” “look forward,” “expect,” “engineered to,” “designed to,” “potential,” “promising,” “plan,” “aspires,” “aims” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These statements include those related to: the therapeutic potential of NGM Bio’s product candidates; NGM Bio’s continued pipeline development and research and development output; NGM Bio’s expectation of providing updates and meeting multiple milestones, including the availability and anticipated timing of clinical data readouts from the Phase 2 CATALINA trial and the Phase 1 trial of NGM707 in the fourth quarter of 2022; and other statements that are not historical fact. Because such statements deal with future events and are based on NGM Bio’s current expectations, they are subject to various risks and uncertainties, and actual results, performance or achievements of NGM Bio could differ materially from those described in or implied by the statements in this press release. These forward-looking statements are subject to risks and uncertainties, including, without limitation, risks and uncertainties associated with the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating, enrolling, reporting data from or completing clinical studies, as well as the risk that results obtained in clinical trials to date may not be indicative of results obtained in ongoing or future trials and that NGM Bio’s product candidates may otherwise not be tolerable and effective treatments in their planned indications; NGM

Bio’s ability to maintain its amended collaboration with Merck, including the risk that if Merck were to breach or terminate the amended collaboration or Merck’s development funding obligations, NGM Bio would not obtain all of the anticipated financial and other benefits of the amended collaboration, and the development and/or commercialization of NGM Bio’s product candidates within the scope of the amended collaboration could be delayed, perhaps substantially; the ongoing COVID-19 pandemic, which has adversely affected, and could materially and adversely affect in the future, NGM Bio’s business and operations, including NGM Bio’s ability to timely supply, initiate, enroll and complete its ongoing and future clinical trials; the time-consuming and uncertain regulatory approval process; NGM Bio’s reliance on third-party manufacturers for aldafermin, NGM120, NGM707, NGM831, NGM438, NGM621 and its other product candidates and the risks inherent in manufacturing and testing pharmaceutical products; the sufficiency of NGM Bio’s cash resources, including to fund its wholly-owned programs, and NGM Bio’s need for additional capital; and other risks and uncertainties affecting NGM Bio and its development programs, including those discussed in the section titled “Risk Factors” in NGM Bio’s quarterly report on Form 10-Q for the quarter ended March 31, 2022 filed with the United States Securities and Exchange Commission (SEC) on May 5, 2022 and future filings and reports that NGM Bio makes from time to time with the SEC. Except as required by law, NGM Bio assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Investor Contact: Brian Schoelkopf ir@ngmbio.com	Media Contact: media@ngmbio.com

NGM BIOPHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Related party revenue	$8,293	$16,773	$29,241	$38,348
Operating expenses:
Research and development	45,433	43,570	88,239	84,269
General and administrative	9,927	9,823	20,650	18,544
Total operating expenses	55,360	53,393	108,889	102,813
Loss from operations	(47,067)	(36,620)	(79,648)	(64,465)
Interest income, net	543	115	719	229
Other income (expense), net	5	(187)	(40)	—
Net loss	$(46,519)	$(36,692)	$(78,969)	$(64,236)
Net loss per share, basic and diluted	$(0.59)	$(0.48)	$(1.00)	$(0.84)
Weighted average shares used to compute net loss per share, basic and diluted	79,270	77,096	78,650	76,568

NGM BIOPHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(Unaudited)

	June 30, 2022	December 31, 2021*
ASSETS
Current assets:
Cash and cash equivalents	$63,379	$151,795
Short-term marketable securities	234,429	214,458
Related party receivable from collaboration	6,674	4,945
Prepaid expenses and other current assets	14,357	8,082
Total current assets	318,839	379,280
Property and equipment, net	8,480	10,071
Operating lease right-of-use asset	3,087	4,045
Restricted cash	1,499	1,499
Other non-current assets	5,466	7,492
Total assets	$337,371	$402,387
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,873	$5,246
Accrued liabilities	23,940	33,258
Operating lease liability, current	5,229	5,077
Contract liabilities	6,497	17,774
Total current liabilities	42,539	61,355
Operating lease liability, non-current	2,751	5,385
Total liabilities	45,290	66,740
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value;	—	—
Common stock, $0.001 par value;	79	78
Additional paid-in capital	791,014	754,664
Accumulated other comprehensive loss	(1,077)	(129)
Accumulated deficit	(497,935)	(418,966)
Total stockholders' equity	292,081	335,647
Total liabilities and stockholders' equity	$337,371	$402,387
___________
    * Derived from the audited consolidated financial statements.